
<ARTICLE>                     5
<LEGEND>
                               This schedule contains summary financial
                               information extracted from the financial
                               statements of Obie Media Corporation which are
                               included in its quarterly report, Form 10-QSB,
                               for the quarter ended May 31, 1998 and is
                               qualified in its entirety by reference to such
                               financial statements.
</LEGEND>

<PERIOD-TYPE>                       6-MOS
<FISCAL-YEAR-END>                   Nov-30-1998
<PERIOD-END>                        May-31-1998
<CASH>                                       0
<SECURITIES>                                 0
<RECEIVABLES>                        3,139,113
<ALLOWANCES>                           276,533
<INVENTORY>                                  0<F1>
<CURRENT-ASSETS>                     5,008,649
<PP&E>                              13,312,946
<DEPRECIATION>                       3,798,518
<TOTAL-ASSETS>                      14,787,826
<CURRENT-LIABILITIES>                4,905,015
<BONDS>                              6,134,223
<PREFERRED-MANDATORY>                        0
<PREFERRED>                                  0
<COMMON>                             6,173,967
<OTHER-SE>                          (2,471,418)
<TOTAL-LIABILITY-AND-EQUITY>        14,787,826
<SALES>                                      0
<TOTAL-REVENUES>                     9,156,541
<CGS>                                        0
<TOTAL-COSTS>                        6,061,918
<OTHER-EXPENSES>                        43,553
<LOSS-PROVISION>                             0<F1>
<INTEREST-EXPENSE>                     331,242
<INCOME-PRETAX>                        880,379
<INCOME-TAX>                           334,544
<INCOME-CONTINUING>                    545,835
<DISCONTINUED>                               0
<EXTRAORDINARY>                              0
<CHANGES>                                    0
<NET-INCOME>                           545,835
<EPS-PRIMARY>                              .14<F2>
<EPS-DILUTED>                              .14<F2>

<F1>                              Information    not   included   in   Financial
                                  Statements

<F2>                              The Company is not filing  restated  Financial
                                  Data Schedules as the amounts reflected for primary and diluted earnings per share do not change as a result of SFAS No. 128 for the applicable periods.


